UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2017

ENERJEX RESOURCES, INC.

(Exact Name of Registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-30234	88-0422242
(Commissioner File Number)	(IRS Employer Identification No.)

4040 Broadway, Suite 508, San Antonio, Texas 78209

(Address of principal executive offices)

(210) 451-5545

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Closing of Letter Agreement Transaction

On May 10, 2017, EnerJex Resources, Inc., a Nevada corporation (the "Company") and its subsidiaries, EnerJex Kansas, Inc., Black Raven Energy, Inc., Working Interest, LLC, Adena, LLC, Kansas Holdings, LLC, and Black Sable Energy, LLC (the "Subsidiaries"), closed the restructuring if their secured indebtedness as contemplated in the Letter Agreement, dated February 10, 2017, as amended by the First Amendment to Letter Agreement dated March 30, 2017, by and among the Company and the Subsidiaries (except Kansas Holdings, LLC), PWCM Investment Company IC LLC ("PWCM"), RES Investment Group, LLC ("RES"), Round Rock Development Partners, LP ("Round Rock"), and Cibolo Holdings, LLC ("Cibolo Holdings," and together with PWCM, RES and Round Rock, "Successor Lenders").

The Company and the Subsidiaries owed Successor Lenders approximately $17,925,000 of secured indebtedness under an existing credit agreement. In consideration of the satisfaction of $13,425,000 of that amount, the Company and certain of the Subsidiaries transferred to PCR Holdings LLC, an affiliate of Successor Lenders, all of the Company's oil and gas properties and assets located in Colorado, Texas, and Nebraska, as well as the Company's shares of Oakridge Energy, Inc.

To evidence the Company's remaining $4,500,000 of indebtedness to the Secured Lenders, the Subsidiaries entered into a Second Amended and Restated Credit Agreement with Cortland Capital Market Services LLC, as Administrative Agent, and the other financial institutions and banks parties thereto (the "Credit Agreement"), and a related Amended and Restated Note (the "Note"), pursuant to which the Company's and the Subsidiaries' obligations under the existing credit agreement were reduced to a principal amount of $4,500,000, with interest accruing thereon at 16% per annum. That Note matures on November 1, 2017 (subject to two 90-day extensions upon payment of a $100,000 fee for each extension). The debt is prepayable in full prior to maturity with a discounted payment of $3,300,000.

The Subsidiaries' obligations under the Credit Agreement and Note are non-recourse and are secured by a first-priority lien in the Company's and the Subsidiaries' oil properties and assets located in Kansas. The Company was removed as a borrower under the Credit Agreement, but entered into a Guaranty of Recourse Carveouts, pursuant to which the Company guarantees the Subsidiaries' payment of certain fees and expenses due under the Credit Agreement, and may be liable for certain conduct, such as fraud, bad faith, gross negligence, and waste of the Kansas oil properties or assets.

Item 9.01 FINANCIAL STATEMENTS and EXHIBITS

(d) Exhibits

Exhibit Number	Description

10.1	Second Amended and Restated Credit Agreement dated May 10, 2017, by and among the Registrant, EnerJex Kansas, Inc., Black Raven Energy, Inc., Black Sable Energy, LLC, Adena, LLC, Working Interest, LLC, Kansas Holdings, LLC and Cortland Capital Market Services LLC.

10.2	Amended and Restated Note dated May 10, 2017, by and among the Registrant, EnerJex Kansas, Inc., Black Raven Energy, Inc., Black Sable Energy, LLC, Adena, LLC, Working Interest, LLC, Kansas Holdings, LLC and Cortland Capital Market Services LLC.

10.3	Guaranty of Recourse Carveouts dated May 10, 2017, by and between the Registrant and Cortland Capital Market Services LLC.

99.1	Press Release dated May 12, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERJEX RESOURCES, INC.

Date: May 12, 2017	By:	/s/ Louis G. Schott
Louis G. Schott, Interim Chief Executive Officer